Exhibit 10.18

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement (“Amendment”) is made this 14th day of May, 2021 (the “Effective Date”), between AA ACQUISITIONS, LLC a Florida limited liability company, with offices at 15000 NW 44th Avenue, Opa Locka, Florida 33054, (“Landlord”), and SKY HARBOUR OPA LOCKA AIRPORT, LLC, a Delaware limited liability company registered to do business in Florida, with offices at 767 5th Avenue, New York, New York 10153 (“Tenant”). Landlord and Tenant are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.    Landlord and Tenant are the current “Landlord” and “Tenant” under that certain Sublease Agreement dated May 2, 2019 (the “Lease”), pursuant to which Landlord leases unto Tenant, and Tenant leases from Landlord, the Premises (i.e., the Phase I Premises together with the Phase II Premises).

B.    Landlord and Tenant desire to enter into this Amendment to amend certain provisions of the Lease, as more particularly set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Scope of Amendment; Defined Terms; Incorporation of Recitals. Except as expressly provided in this Amendment, the Lease shall remain in full force and effect in all respects and the term “Lease” shall mean the Lease as modified by this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Lease. The preamble and recitals set forth above are hereby incorporated into this Amendment by this reference in their entirety.

2.    Modifications and Amendments to Lease. Notwithstanding anything in the Lease to the contrary, the Lease is hereby modified and amended as follows:

a.    Prime Lease. The definition of “Prime Lease” in the Lease is hereby amended and modified to reflect the addition of that certain Fourth Amendment to Amended and Restated Development Lease Agreement between Miami-Dade County, Florida and AA Acquisitions, LLC dated October 6, 2020, a copy of which is attached hereto as Exhibit “D” (the “Fourth Amendment”). All references to the “Prime Lease” in the Lease shall hereinafter refer to the Prime Lease and as amended and modified by the Fourth Amendment. In addition, Exhibit “D” to the Lease is hereby amended and modified to include a copy of the Fourth Amendment.

b.    Phase I Property and Phase II Property Legal Descriptions. Notwithstanding anything to the contrary contained in Subsection 1.02.1 of the Lease, Exhibit“A-1” of the Lease (i.e., the legal description for the Phase I Property) is hereby deleted in its entirety and replaced with the legal description of the Phase I Property identified on Exhibit “A- 1” hereto. Notwithstanding anything to the contrary contained in Subsection 1.02.2 of the Lease (Expansion Option), Exhibit “A-2” of the Lease (i.e., the legal description for the Phase II Property) is hereby deleted in its entirety and replaced with the legal description of the Phase II Property identified on Exhibit “A-2” hereto.

c.    Exercise Date. The Parties hereby acknowledge and agree that Tenant exercised the Expansion Option on December 23, 2019. As such, the definition of “Exercise Date” in the Lease is hereby amended and modified to be December 23, 2019, and all references to the “Exercise Date” in the Lease shall be modified accordingly.

d.    Prime Landlord Consent. The Parties hereby acknowledge and agree that (i) the Prime Landlord Consent was timely obtained by Landlord and delivered to Tenant prior to the expiration of the Consent Period, and (ii) any rights that Tenant may have had to terminate the Lease pursuant to the terms and provisions contained in Subsection 1.02.4 of the Lease are null and void or otherwise hereby waived by Tenant.

e.    Effective Date; Termination Date. The Parties hereby acknowledge and agree that the definition of “Effective Date” in the Lease is hereby amended and modified to be July 10, 2019, and all references to the “Effective Date” in the Lease shall be modified accordingly. In addition, the Parties hereby acknowledge and agree that the definition of “Termination Date” in the Lease is hereby amended and modified to be July 9, 2059, and all references to the “Termination Date” in the Lease shall be modified accordingly.

f.    Renewal Notice. Notwithstanding anything to the contrary contained in the Lease, (i) Tenant shall have until January 10, 2058, in which to exercise and deliver its Renewal Notice to Landlord with respect to exercising its first Renewal Option to renew the Lease for the Renewal Term, and (ii), solely in the event that the first Renewal Term is realized, Tenant shall have until January 10, 2063 in which exercise and deliver its Renewal Notice to Landlord with respect to exercising its second Renewal Option to renew the Lease for the Renewal Term.

g.    Option to Terminate. The Parties hereby acknowledge and agree that any rights that Tenant may have had to terminate the Lease due to Landlord’s failure to timely deliver the Waiver from Prime Landlord to Tenant or otherwise pursuant to the terms and provisions contained in Subsection 1.03.3 of the Lease (Option to Terminate) are null and void or otherwise hereby waived by Tenant.

h.   Improvements to the Property. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have (i) until July 31, 2022 (subject to Force Majeure) for Completion of Construction (as the term is defined in the Prime Lease) of the Phase I Improvements, and (ii), since Tenant exercised the Expansion Option, until July 10, 2023 (subject to Force Majeure) for Completion of Construction (as the term is defined in the Prime Lease) of the Phase II Improvements.

i.     County Rent.

i.    Subsection 1.08.1(b) of the Lease is hereby deleted in its entirety and replaced with the following:

“(b) Commencing on July 10, 2021 (the “Phase I Rent Commencement Date”), Landlord and Tenant agree that Tenant shall be obligated to pay 100 percent (100%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase I Property as of such Phase I Rent Commencement Date for such Phase I Property, together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section 4.01 (A) of the Prime Lease.”

ii.    Subsection 1.08.1(d) of the Lease is hereby deleted in its entirety and replaced with the following:

“(d) Commencing on the date that is the earlier of (i) the Date of Beneficial Occupancy (as defined in Section 1.20 of the Prime Lease) of the Phase II Improvements and (ii) July 10, 2023 (the “Phase II Rent Commencement Date”), Landlord and Tenant agree that Tenant shall be obligated to pay 100 percent (100%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase II Property as of such Phase II Rent Commencement Date for such Phase II Property, together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section

4.01 (A) of the Prime Lease.”

j.    Purchase Option.

i.    Section 1.09 (Purchase Option) of the Lease is hereby deleted in its entirety and replaced with the following:

“SECTION 1.09. PURCHASE OPTION. Tenant shall have a one- time option, to be exercised at any time prior to December 31, 2021, by Tenant or any Affiliate of Tenant to purchase Landlord’s leasehold interest in the entire Premises (i.e., collectively, the Phase I Premises and the Phase II Premises) (“Purchase Option”) by delivering a written notice to Landlord (the “Purchase Notice”). The Parties acknowledge and agree that the Purchase Option shall be for the entire Premises only, and that Tenant shall have no right to exercise the Purchase Option for only a portion of the Premises. The terms of the Purchase Option are set forth on Schedule 1.09 attached hereto and incorporated herein by reference.”

ii.    Schedule 1.09 attached to the Lease is hereby deleted in its entirety and replaced with Schedule 1.09 attached to this Amendment.

k.    Default by Tenant. Subparagraphs (d) and (e) of Article 9 of the Lease (Default by Tenant) are hereby deleted in their entirety and replaced with the following:

“(d) If (i) Tenant fails to obtain all necessary permits and approvals and physically commence construction of the Phase I Improvements by July 31, 2021, (ii) Completion of Construction (as the term is defined in the Prime Lease) of the Phase I Improvements is not achieved by July 31, 2022, or (iii) Completion of Construction (as the term is defined in the Prime Lease) of the Phase II Improvements is not achieved by July 9, 2023 (each event subject to Force Majeure), and if such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had within the thirty (30) day period, Tenant shall not have promptly commenced performance within said thirty (30) day period and shall not diligently and continuously proceed to completion of performance, but in no event shall said period extend beyond one hundred eighty (180) days. Time shall be of the essences for all dates and periods provided in this provision.

(e) If Tenant shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of Rent or the conditions provided in subparagraph (d) above, and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had within the thirty (30) day period, Tenant shall not have promptly commenced performance within said thirty (30) day period and shall not diligently and continuously proceed to completion of performance, but in no event shall said period extend beyond one hundred eighty (180) days, provided that the Prime Lease permits said cure period to be extended for the same length of time. Time shall be of the essences for all dates and periods provided in this provision.”

l.    Notices. The Parties acknowledge and agree that the reference to “Attn: Ilene K. Kobert, Esq.” and “E-Mail: koberti@gtlaw.com” in Article 14 of the Lease are hereby replaced with “Attn: James A. Carenza, Esq.” and “E-Mail: carenzaj@gtlaw.com”, respectively.

m.    Surrender of Premises and Ownership of Improvements at Lease Expiration. The first paragraph of Article 17 of the Lease (Surrender of Premises and Ownership of Improvements at Lease Expiration) is hereby deleted in its entirety and replaced with the following:

“At the expiration or earlier termination of the Lease, all Improvements erected on the Property shall become the sole property of Landlord without any payment provided to Tenant and without any further documentation being required. Any and all trade fixtures, signs, moveable trailers, and other personal property placed on the Premises by Tenant (excluding any items of personal property purchased by Tenant with funding from the Landlord, if any, which shall remain the property of Landlord) shall remain Tenant’s sole property, and Tenant shall have the right to remove the same prior to the expiration or earlier termination of the Lease.”

n.    Force Majeure. Section 27.01 of the Lease (Force Majeure) is hereby deleted in its entirety and replaced with the following:

“SECTION 27.01.         FORCE MAJEURE. Except as provided below, any prevention, delay or stoppage attributable to strikes, lockouts, labor disputes, acts of God, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”) will excuse the performance of that party for a period equal to the duration of the prevention, delay or stoppage, but in no event shall the excuse for such performance exceed ninety (90) days from the date that such Force Majeure event commenced unless the parties mutually agree to extend such period beyond ninety (90) days. If, therefore, this Lease specifies a time period for performance of an obligation of either party, a delay that a Force Majeure event causes will extend the period within which the party must complete its performance for up to the earlier of (i) the number of days between the date in which the Force Majeure event commences and the date in which the Force Majeure event ends, or (ii) the period that is ninety (90) days following the date that such Force Majeure event commenced (unless the parties mutually agree to extend such period beyond ninety (90) days).”

o.    Effective Date.Section 27.17 of the Lease (Effective Date) is hereby deleted in its entirety.

3.    First Amendment to Memorandum of Lease. In connection with this Amendment, the parties shall execute a first amendment to memorandum of lease in the form attached to this Amendment as Exhibit “G”, which first amendment to memorandum of lease shall be recorded in the public records of Miami-Dade County, Florida by Tenant at its expense.

4.    Certification by Tenant. As additional consideration for this Amendment, Tenant hereby certifies to Landlord that: (a) the Lease is in full force and effect, unmodified except by this Amendment, and binding on Tenant; (b) to Tenant's current knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Lease; and (c) to Tenant's current knowledge, there are no existing offsets or defenses which Tenant has against the enforcement of the Lease by Landlord.

5.    Certification by Landlord. As additional consideration for this Amendment, Landlord hereby certifies to Tenant that: (a) the Lease is in full force and effect, unmodified except by this Amendment, and binding on Landlord; (b) to Landlord's current knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Lease; and (c) to Landlord's current knowledge, there are no existing offsets or defenses which Landlord has against the enforcement of the Lease by Tenant.

6.    Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

7.    Force and Effect. As herein modified, the Lease shall remain in full force and effect in accordance with the terms and conditions thereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any inconsistency between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control.

8.    Governing Law and Severability. This Amendment shall be construed and governed by the laws of the State of Florida. If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

9.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which transmission copy shall be considered an original and shall be binding and enforceable against such party.

10.    Entire Agreement; No Amendment. This Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this Amendment and shall supersede all prior written and oral agreements concerning this subject matter. This Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant. Each party acknowledges that it has read this Amendment, fully understands all of this Amendment’s terms and conditions, and executes this Amendment freely, voluntarily and with full knowledge of its significance. Each party to this Amendment has had the opportunity to receive the advice of counsel prior to the execution hereof.

11.    Authority. This Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

AA ACQUISITIONS LLC, a Florida limited liability company

By:	/s/ Eric Greenwald
Printed Name: Eric Greenwald
Printed Title: President

TENANT:

SKY HARBOUR OPA LOCKA AIRPORT, LLC, a Delaware limited liability company

By:	/s/ Tal Keinan
Printed Name:	Tal Keinan
Printed Title:	CEO

JOINDER OF LEASEHOLD MORTGAGEE

                                                                , as the Lender (as such terms are defined in the Mortgage described below), as mortgagee under that certain Mortgage recorded on           in Official Records Book         ,Page          , of the Public Records of Miami- Dade County, Florida (as may be hereinafter modified, amended, consolidated, the “Mortgage”), hereby joins in the First Amendment to Sublease and consents to the terms, conditions and provisions of this First Amendment to Sublease and the recordation of the First Amendment to Memorandum of Sublease.

Executed as of the day and year of this First Amendment to Sublease.

By:
Name:
Title:

EXHIBIT “A-1”

(Legal Description of the Phase I Property)

EXHIBIT “A-2”

(Legal Description of the Phase II Property)

EXHIBIT “D”

(Fourth Amendment to Prime Lease)

EXHIBIT “G”

(First Amendment to Memorandum of Lease)

This instrument prepared by (and after recording return to):

Name: Address:	James A. Carenza, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Ave., Suite 4400 Miami, FL 33131

FIRST AMENDMENT TO MEMORANDUM OF LEASE

THIS FIRST AMENDMENT TO MEMORANDUM OF LEASE (this “Amendment”) is made as of this 14th day of May, 2021 (the “Execution Date”), by and between AA ACQUISITIONS, LLC a Florida limited liability company, with offices at 15000 NW 44th Avenue, Opa Locka, Florida 33054, (“Landlord”), and SKY HARBOUR OPA LOCKA AIRPORT, LLC, a Delaware limited liability company registered to do business in Florida, with offices at 767 5th Avenue, New York, New York 10153 (“Tenant”).

W I T N E S S E T H:

A.    Landlord and Tenant entered into that certain Sublease Agreement dated as of May 2, 2019 (as amended, the “Lease”), as memorialized of record by that certain Memorandum of Lease dated as of May 2, 2019 and recorded on January 28, 2020 in Official Records Book 31796, Page 1690 of the Public Records of Miami-Dade County, Florida (the “Memorandum”).

B.    Landlord and Tenant entered into that certain First Amendment to Sublease Agreement dated as of the Execution Date (the “First Amendment”), which amendment modifies certain terms of the Lease. Landlord and Tenant are recording this Amendment to amend certain provisions of the Memorandum to reflect the modifications to the Lease made pursuant to the First Amendment and to add reference to an additional provision contained in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, hereby agree as follows:

1.    Recitals; Capitalized Terms. The recitals set forth above are incorporated herein and made a part hereof to the same extent as if set forth herein in full. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Lease, as amended by the First Amendment.

2.    Term. The Lease provides for an initial term of forty (40) years commencing on July 10, 2019, and terminating on July 9, 2059, unless earlier terminated or extended pursuant to the two (2) additional consecutive renewal option(s) of five (5) years each.

3.    Construction Liens. The Lease contains substantially the following language: “All persons and entities contracting or otherwise dealing with Tenant relative to the Premises are hereby placed on notice of the provisions of this Section in accordance with the requirements set forth in Section 713.10, Florida Statutes. The Tenant shall not do or suffer anything to be done whereby the land and building of which the Premises are a part may be encumbered by any construction lien, and shall, whenever and as often as any construction lien is filed against the Property and Improvements purporting to be for labor or materials furnished or to be furnished to the Tenant, discharge the same of record within thirty (30) days after Tenant receives notice thereof. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Landlord in and to the land and building of which the Premises herein demised are a part.”

4.    Conflicts; Ratification. The Memorandum as modified hereby is not intended to amend or modify the terms and conditions of the Lease, as amended by the First Amendment. If there is a conflict between the provisions of the Memorandum as modified hereby and the provisions of the Lease, as amended by the First Amendment, the provisions of the Lease, as amended by the First Amendment shall govern and control.

1. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Memorandum of Sublease to be executed as of the day and year first above written.

LANDLORD: AA ACQUISITIONS LLC, a Florida limited liability company

By:
Printed Name: Eric Greenwald
Printed Title: President

STATE OF FLORIDA	)
	)	SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me by means of [ ] physical presence or [ ] online notarization, this day of February, 2021 by Eric Greenwald as President of AA Acquisition LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or produced                           as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
NOTARY PUBLIC, STATE OF FLORIDA
My commission expires

TENANT:
SKY HARBOUR OPA LOCKA
AIRPORT, LLC, a Delaware limited liability company

By:
Printed Name: Tal Keinan
Printed Title:

STATE OF FLORIDA	)
	)	SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me by means of [ ] physical presence or [ ] online notarization, this day of February, 2021 by Tal Keinan as                              of Sky Harbour Opa Locka Airport, LLC, a Delaware limited liability company, on behalf of the company. He is personally known to me or produced                               as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
NOTARY PUBLIC, STATE OF FLORIDA
My commission expires

SCHEDULE 1.09

(Terms of Purchase Option)

The purchase price for the Property shall be Three Hundred Seventy-Five Thousand Dollars ($375,000) per acre. Upon delivery of the Purchase Notice, the parties shall use good faith efforts to enter into a contract for the sale and assignment of the Landlord’s leasehold interest in the Premises on a form of contract of sale with commercially reasonable and customary terms and conditions, which shall also set forth the closing date for the purchase, which shall be no more than forty-five (45) days after execution of the contract of sale. The contract of sale shall also provide, amongst other things, that (i) Tenant shall not have any right to terminate the contract of sale due to any due diligence or inspections performed by Tenant, or on Tenant’s behalf, with respect to the Premises, (ii) Tenant shall not have any right to terminate the contract of sale due to any title or survey matters affecting the Premises provided that such title or survey matters were not created by Landlord after the Effective Date and Landlord shall have no obligations to cure any liens or encumbrances affecting the Premises, other than any liens or encumbrances encumbering the Premises that were specifically created by Landlord after the Effective Date, (iii) Landlord’s leasehold interest in the Premises shall be assigned to Tenant with the Premises in its “As-Is, Where-Is” condition and without any obligations of Landlord to improve the Premises or otherwise provide Tenant with any improvement allowances, (iv) Landlord’s obligation to assign Landlord’s leasehold interest in the Premises shall be contingent upon Prime Landlord providing its consent to the sale and assignment of the Premises to Tenant, (v) Tenant shall be obligated to fully pay for any and all assignment fees or similar fees required to be paid for under the Prime Lease with respect to the sale and assignment, and (vi) Landlord shall not be obligated to pay for any commissions, fees or other compensation demanded by any brokers claiming to represent Tenant in connection with the sale and assignment. Landlord shall provide a draft contract of sale to Tenant within fifteen (15) days after delivery of the Purchase Notice. Time is of the essence with respect to the terms and conditions of this Section 1.09 provided that with respect to the terms and conditions applicable to Landlord, Tenant shall have used good faith efforts to enter into a contract of sale and, with respect to the terms and conditions applicable to Tenant, Landlord shall have used good faith efforts to enter into a contract of sale.